UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: September 29, 2021

Cincinnati Bell Inc.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)
(513) 397-9900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 29, 2021, Cincinnati Bell Inc. (the “Company”) appointed Joshua T. Duckworth to succeed Andrew R. Kaiser as Chief Financial Officer of the Company, effective December 1, 2021 (the “Transition”). Mr. Duckworth will report directly to Leigh R. Fox, the Chief Executive Officer of the Company.

Since joining the Company in 2010, Mr. Duckworth (age 43) has held a number of roles in the Company. He served as Assistant Controller from August 2010 to August 2012 before being named Assistant Treasurer and Director of Investor Relations from August 2012 to July 2013, Vice President - Investor Relations and Corporate Controller from July 2013 to October 2017, and Vice President - Treasury, Corporate Finance and Investor Relations since October 2017.

In connection with his appointment, Mr. Duckworth will receive a base salary of $375,000 per year. In addition to the base salary, Mr. Duckworth will be eligible to receive an annual bonus of up to 100% of his base salary.

Mr. Kaiser and the Company mutually agreed that his employment would terminate upon the Transition. This action was not related to any matter regarding the Company’s business or the Company’s operations, financial condition, reported financial results, internal controls or disclosure controls and procedures. In connection therewith, the Company and Mr. Kaiser agreed that Mr. Kaiser will receive the severance benefits described in his employment agreement with the Company, dated December 1, 2017.

Item 9.01	Financial Statements and Exhibits
(d)  Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date: October 4, 2021	By:	/s/ Christopher J. Wilson
		Name:	Christopher J. Wilson
		Title:	Vice President, General Counsel